Exhibit 1.01 to Form SD

SYMANTEC CORPORATION

CONFLICT MINERALS REPORT

FOR THE REPORTING PERIOD JANUARY 1 TO DECEMBER 31, 2016

This Conflict Minerals Report has been prepared by Symantec Corporation (herein referred to, alternatively, as “Symantec,” “we” and “our”). This Conflict Minerals Report for the reporting period January 1 to December 31, 2016 is presented to comply with the final Conflict Minerals implementing rules (the “Conflict Minerals Rules”) promulgated by the Securities and Exchange Commission (“SEC”), as modified by SEC guidance issued on April 29, 2014 and the SEC order issued on May 2, 2014. The Conflict Minerals Rules were adopted by the SEC to implement reporting and disclosure requirements related to Conflict Minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 as codified in Section 13(p) of the Securities Exchange Act of 1934. The Conflict Minerals Rules impose certain reporting obligations on SEC registrants whose manufactured products contain Conflict Minerals that are necessary to the functionality or production of their products. “Conflict Minerals” are currently defined by the SEC as cassiterite, columbite-tantalite (coltan), gold, wolframite, or their derivatives, which the SEC has currently limited to tin, tantalum, tungsten and gold.

To comply with the Conflict Minerals Rules, we conducted due diligence on the origin, source and chain of custody of the Conflict Minerals that were necessary to the functionality or production of the products that we manufactured or contracted to manufacture to ascertain whether these Conflict Minerals originated in the Democratic Republic of Congo or an adjoining country (collectively, the “Covered Countries”) and financed or benefited armed groups (as defined in Section 1, Item 1.01(d)(2) of Form SD) in any of these countries.

Pursuant to SEC guidance issued April 29, 2014 and the SEC order issued May 2, 2014, Symantec is not required to describe any of its products as “DRC conflict free” (as defined in Section 1, Item 1.01(d)(4) of Form SD), “DRC conflict undeterminable” (as defined in Section 1, Item 1.01(d)(5) of Form SD) or “having not been found to be ‘DRC conflict free,’” and therefore makes no conclusion in this regard in the report presented herein. Furthermore, given that Symantec has not voluntarily elected to describe any of its products as “DRC conflict free,” an independent private sector audit of the report presented herein has not been conducted.

I. Company Overview

Founded in 1982, Symantec has evolved to become the global leader in cyber security, with more than 13,000 employees in more than 35 countries. . Symantec operates its business on a global civilian cyber intelligence threat network that tracks a vast number of threats across the Internet from hundreds of millions of mobile devices, endpoints, and servers across the globe.

Other than the information expressly set forth in this report, the information contained or referred to on our website is not part of this report.

II. Products Overview

Symantec is a global leader in providing security, storage and systems management solutions to help our customers – from consumers and small businesses to the largest global organizations – secure and manage their information against more risks at more points. Our company’s unique focus is to eliminate risks to information, technology and processes independent of the device, platform, interaction or location. Symantec product overviews can be found at http://www.symantec.com/products-solutions/.

All tier one suppliers of physical products that Symantec contracts to manufacture are considered suppliers. These suppliers manufacture products in the following categories: (i) software, (ii) appliances and (iii) tokens.

III. Supply Chain Overview

All of Symantec’s product manufacturing is outsourced to Subcontract Manufacturing and Logistic Partners. Our suppliers are located in North America, South America, EMEA, Russia and Asia. In 2016, Symantec sourced from 26 suppliers, 10 of which did not manufacture products that contain Conflict Minerals.

IV. Conflict Minerals Analysis and Reasonable Country of Origin Inquiry

Based upon a review of our product categories and our reasonable country of origin inquiry (“RCOI”), we have concluded that:

•	Our appliance and token products contain Conflict Minerals that are necessary to the production or functionality of such products; and

•	We are unable to determine whether the Conflict Minerals present in such products originate in the Covered Countries.

We are therefore required by the Conflict Minerals Rules to file with the SEC a Form SD and a Conflict Minerals Report as an exhibit thereto.

V. Design of Due Diligence Measures

Symantec designed its due diligence with respect to the source and chain of custody of the Conflict Minerals contained in its products based on the five-step framework set forth in the Third Edition of the Organisation for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the supplements thereto.

VI. Due Diligence Measures Performed by Symantec

Step #1: Establish Strong Company Management Systems

•	Symantec maintains a policy on Conflict Minerals (the “Policy”). The Policy can be viewed at http://www.symantec.com/corporate_responsibility/topic.jsp?id=supply_chain. The Policy has been communicated to relevant personnel, and it is available to all Symantec employees via Symantec’s website.

•	Symantec’s Conflict Minerals Team (the “Team”) is responsible for Conflict Minerals due diligence, governance and reporting. The Team consists of representatives from Finance, Legal and Corporate Responsibility, all of whom have experience and expertise with respect to the requirements of the Conflict Minerals Rules, and is supported by external consultants. Oversight of Symantec’s Conflict Minerals due diligence, governance and reporting is exercised by the Company’s Disclosure Committee and the Nominating and Governance Committee of the Board of Directors. The Team is supported by a member of Symantec’s Senior Management Team.

•	To make training regarding Conflict Minerals compliance available to suppliers, Symantec refers suppliers to the Conflict-Free Sourcing Initiative’s (“CFSI”) website at www.conflictfreesourcing.org which website contains Conflict Minerals training materials and resources for suppliers.

•	Symantec’s Policy has been made available to existing suppliers, and Symantec makes the Policy available to new suppliers as part of the new supplier onboarding process. In addition, Symantec will incorporate a provision requiring compliance with the Conflict Minerals Rules and the Policy into (i) new supplier agreements and (ii) existing supplier agreements when such agreements are negotiated for renewal.

•	Pursuant to the Policy, concerned parties may contact Symantec regarding complaints related to Conflict Minerals compliance by contacting Symantec’s Ethics Line via online at SymantecEthicsLine.EthicsPoint.com, via telephone by choosing a number from https://secure.ethicspoint.com/domain/media/en/gui/28771/phone.html or by sending an e-mail to the Office of Ethics and Compliance at ethicsandcompliance@symantec.com. Suppliers may also contact their supply chain representative in their region.

•	All documentation and records, including all material communications with suppliers, are retained electronically for a period of five (5) years.

Step #2: Identify and Assess Risk in the Supply Chain

•	Symantec maintains a Conflict Minerals Compliance Program (the “Program”) that outlines the process for supplier due diligence and engagement.

•	The Program includes the identification of the suppliers that provide inputs to Symantec’s products that may contain Conflict Minerals. This analysis is performed on an annual basis, as well as through the ongoing supplier approval and onboarding process, with data pulled from the global supplier database.

•	The Corporate Responsibility Team works with Legal and Finance to determine the enterprise reporting entity for compliance purposes. This includes the determination of whether any of Symantec’s subsidiaries, joint ventures, or acquired companies are in-scope or out-of-scope for the respective reporting year pursuant to the Conflict Minerals Rules.

•	For out-of-scope entities, if the entity supplies Symantec in-scope entities with products Symantec contracts to manufacture, then the entity is considered a supplier and is surveyed as part of the RCOI process.

•	The Electronic Industry Citizenship Coalition (“EICC”)/Global e-Sustainability Initiative Conflict Minerals Reporting Template (the “Survey”) is emailed annually by the Global Supply Chain Compliance Team to all in-scope suppliers along with an introductory email.

•	On an annual basis, any new subsidiaries and joint ventures are evaluated for inclusion as an in-scope entity for the purposes of compliance with the Conflict Minerals Rules.

•	For acquisitions, due diligence is conducted to determine whether the newly acquired organization is subject to the Conflict Minerals Rules.

Step #3: Design and Implement a Strategy to Respond to Identified Risks

•	Symantec has designed a Due Diligence Decision Tree that sets forth steps to be taken to mitigate risk based on a supplier’s Survey responses. Suppliers are ranked for risk, ranging from Low to High, based upon red flags and issues raised by suppliers’ Survey responses (the “Risk Levels”).

•	All suppliers regardless of Risk Level in 2016 were contacted via email with follow-up questions, comments and/or requests.

Step #4: Carry Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

•	As a downstream actor in the supply chain, we do not have a direct relationship with the smelters and refiners that process the Conflict Minerals that are present in our products, and for this reason we rely on the CFSI to conduct third-party audits of smelters and refiners.

Step #5: Report on Supply Chain Due Diligence

•	As required by the Conflict Minerals Rules, we have filed a Form SD and a Conflict Minerals Report as an exhibit thereto for the 2016 reporting year. The Form SD and Conflict Minerals Report are also available on our website at http://www.symantec.com/corporate_responsibility/topic.jsp?id=supply_chain.

VII. Supplier Survey Responses and Smelter and Refiner Information

The supplier Survey results were as follows:

•	46% of in-scope suppliers responded using the Survey.

•	100% of suppliers who responded provide products that contain Conflict Minerals.

•	83% of suppliers who responded source from the Covered Countries.

•	100% of in-scope suppliers who responded have a Conflict Minerals policy in place, and 83% of such in-scope suppliers have made their policy available to the public.

•	100% of in-scope suppliers who responded require their direct suppliers to be DRC conflict-free (as defined in the Survey) and require direct suppliers to source the 3TG from smelters whose due diligence practices have been validated by an independent third-party audit program.

•	100% of in-scope suppliers who responded have implemented due diligence measures for conflict-free sourcing.

•	100% of in-scope suppliers who responded collect conflict minerals due diligence information from their suppliers that is in conformance with the IPC-1755 Conflict Minerals Data Exchange standard (e.g., the CFSI Conflict Minerals Reporting Template).

•	100% of in-scope suppliers who responded request smelter names from their suppliers.

•	100% of in-scope suppliers who responded review due diligence information received from their suppliers against their company’s expectations.

•	100% of in-scope suppliers who responded have a review process in place that includes corrective action management.

•	67% of in-scope suppliers who responded are subject to the Conflict Minerals Rules.

In addition, Addendum A to this Conflict Minerals Report contains a list of those smelters reported by our suppliers that appear on the CFSI Standard Smelter List.

VIII. Steps to Mitigate Risk

Symantec intends to take the following steps to mitigate the risk that its necessary Conflict Minerals benefit armed groups:

•	Follow up with non-responsive suppliers;

•	Continue to engage with suppliers to obtain complete Surveys;

•	Support the development of supplier capabilities to perform Conflict-Minerals related due diligence by the implementation of risk mitigation measures, as appropriate; and

•	provide ongoing training regarding emerging best practices and other relevant topics to personnel responsible for Conflict Minerals compliance.

FORWARD LOOKING STATEMENTS

Statements relating to due diligence improvements and certain other statements herein are forward-looking in nature and are based on Symantec’s management’s current expectations or beliefs. These forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors that may be outside of Symantec’s control and that could cause actual events to differ materially from those expressed or implied by the statements made herein.

DOCUMENTS INCORPORATED BY REFERENCE

Unless otherwise stated herein, any documents, third-party materials or references to websites (including Symantec’s) are not incorporated by reference in, or considered to be a part of, this Conflict Minerals Report, unless expressly incorporated by reference herein.

Addendum A

With the exception of 7 suppliers, the smelter information below was reported by Symantec suppliers using the Conflict Minerals Reporting Template, Revision 4.20.

Data collection was completed between February 2017 and April 2017.

For more detail and the most current status of each smelter, please visit the Conflict-Free Smelter Program (“CFSP”) website at www.conflictfreesourcinginitiative.org.

Eligibility	Explanation
Alleged	Unknown if entity is a smelter or refiner; more research is needed; not included in the CFSI Standard Smelter List

Eligible	Meets the definition of a smelter or refiner; included in the CFSI Standard Smelter List

Group Company	Does not meet the definition of a smelter or refiner but entities that are part of the company group may meet such definition

Not Eligible	Does not meet the definition of a smelter or refiner or is otherwise ineligible for the CFSP; not included in the CFSI Standard Smelter List

Not Valid CID	Smelter number not valid

Smelter Status

Active	Engaged in the CFSP but not yet compliant

Compliant	Audited and found compliant with the relevant CFSP protocol

In Communication	Not yet active but in communication with the CFSP and/or a CFSI member company

Not Applicable	Not eligible for the CFSP

Outreach required	Outreach needed by CFSI member companies to contact entity and encourage its participation in a CFSP audit

Communication Suspended—Not Interested	Facility has strongly communicated a lack of interest in participation in the CFSP

Due Diligence Vetting Process	Facility does not meet the CFSI’s requirements for participation according to the due diligence vetting process

Non-Compliant	Audited but found not compliant with the relevant CFSP protocol

Not Valid CID	Smelter number not valid

Smelter List

CID000004	A.L.M.T. TUNGSTEN Corp.
CID000015	Advanced Chemical Company
CID000019	Aida Chemical Industries Co., Ltd.
CID000028	Aktyubinsk Copper Company TOO
CID000035	Allgemeine Gold-und Silberscheideanstalt A.G.
CID000041	Almalyk Mining and Metallurgical Complex (AMMC)
CID000058	AngloGold Ashanti Corrego do Sitio Mineracao
CID000077	Argor-Heraeus S.A.
CID000082	Asahi Pretec Corp.
CID000090	Asaka Riken Co., Ltd.
CID000103	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
CID000105	Kennametal Huntsville
CID000113	Aurubis AG
CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
CID000141	Bauer Walser AG
CID000157	Boliden AB
CID000176	C. Hafner GmbH + Co. KG
CID000180	Caridad
CID000185	CCR Refinery—Glencore Canada Corporation
CID000189	Cendres + Metaux S.A.
CID000197	Yunnan Copper Industry Co., Ltd.
CID000211	Changsha South Tantalum Niobium Co., Ltd.
CID000218	Guangdong Xianglu Tungsten Co., Ltd.
CID000228	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.
CID000233	Chimet S.p.A.
CID000242	China National Gold Group Corporation
CID000244	Jiangxi Ketai Advanced Material Co., Ltd.
CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.
CID000264	Chugai Mining
CID000278	CNMC (Guangxi) PGMA Co., Ltd.
CID000288	Colt Refining
CID000291	Conghua Tantalum and Niobium Smeltry
CID000292	Alpha
CID000295	Cooperativa Metalurgica de Rondonia Ltda.
CID000306	CV Gita Pesona
CID000307	PT Justindo

CID000308	CV Makmur Jaya
CID000309	PT Aries Kencana Sejahtera
CID000313	CV Serumpun Sebalai
CID000315	CV United Smelting
CID000328	Daejin Indus Co., Ltd.
CID000343	Daye Non-Ferrous Metals Mining Ltd.
CID000345	Dayu Weiliang Tungsten Co., Ltd.
CID000359	DSC (Do Sung Corporation)
CID000362	DODUCO GmbH
CID000401	Dowa
CID000402	Dowa
CID000410	Duoluoshan
CID000425	Eco-System Recycling Co., Ltd.
CID000438	EM Vinto
CID000448	Estanho de Rondonia S.A.
CID000456	Exotech Inc.
CID000460	F&X Electro-Materials Ltd.
CID000466	Feinhutte Halsbrucke GmbH
CID000468	Fenix Metals
CID000493	OJSC Novosibirsk Refinery
CID000499	Fujian Jinxin Tungsten Co., Ltd.
CID000522	Gansu Seemine Material Hi-Tech Co., Ltd.
CID000538	Gejiu Non-Ferrous Metal Processing Co., Ltd.
CID000555	Gejiu Zili Mining And Metallurgy Co., Ltd.
CID000568	Global Tungsten & Powders Corp.
CID000616	Guangdong Zhiyuan New Material Co., Ltd.
CID000651	Guoda Safina High-Tech Environmental Refinery Co., Ltd.
CID000671	Hangzhou Fuchunjiang Smelting Co., Ltd.
CID000694	Heimerle + Meule GmbH
CID000707	Heraeus Metals Hong Kong Ltd.
CID000711	Heraeus Precious Metals GmbH & Co. KG
CID000731	Hi-Temp Specialty Metals, Inc.
CID000760	Huichang Jinshunda Tin Co., Ltd.
CID000766	Hunan Chenzhou Mining Co., Ltd.
CID000767	Hunan Chenzhou Mining Co., Ltd.
CID000769	Hunan Chunchang Nonferrous Metals Co., Ltd.
CID000778	HwaSeong CJ CO., LTD.
CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.
CID000807	Ishifuku Metal Industry Co., Ltd.
CID000814	Istanbul Gold Refinery
CID000823	Japan Mint

CID000825	Japan New Metals Co., Ltd.
CID000855	Jiangxi Copper Co., Ltd.
CID000868	Ganzhou Non-ferrous Metals Smelting Co., Ltd.
CID000875	Ganzhou Huaxing Tungsten Products Co., Ltd.
CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.
CID000917	Jiujiang Nonferrous Metals Smelting Company Limited
CID000920	Asahi Refining USA Inc.
CID000924	Asahi Refining Canada Ltd.
CID000927	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
CID000929	JSC Uralelectromed
CID000937	JX Nippon Mining & Metals Co., Ltd.
CID000942	Gejiu Kai Meng Industry and Trade LLC
CID000956	Kazakhmys Smelting LLC
CID000957	Kazzinc
CID000966	Kennametal Fallon
CID000969	Kennecott Utah Copper LLC
CID000973	King-Tan Tantalum Industry Ltd.
CID000981	Kojima Chemicals Co., Ltd.
CID000988	Korea Metal Co., Ltd.
CID001029	Kyrgyzaltyn JSC
CID001032	L’azurde Company For Jewelry
CID001056	Lingbao Gold Co., Ltd.
CID001058	Lingbao Jinyuan Tonghui Refinery Co., Ltd.
CID001063	Linqu Xianggui Smelter Co., Ltd.
CID001070	China Tin Group Co., Ltd.
CID001076	LSM Brasil S.A.
CID001078	LS-NIKKO Copper Inc.
CID001093	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.
CID001105	Malaysia Smelting Corporation (MSC)
CID001113	Materion
CID001119	Matsuda Sangyo Co., Ltd.
CID001136	Metahub Industries Sdn. Bhd.
CID001142	Metallic Resources, Inc.
CID001143	Metallum Group Holding NV
CID001147	Metalor Technologies (Suzhou) Ltd.
CID001149	Metalor Technologies (Hong Kong) Ltd.
CID001152	Metalor Technologies (Singapore) Pte., Ltd.
CID001153	Metalor Technologies S.A.
CID001157	Metalor USA Refining Corporation
CID001161	Metalurgica Met-Mex Penoles S.A. De C.V.
CID001163	Metallurgical Products India Pvt., Ltd.
CID001173	Mineracao Taboca S.A.

CID001175	Mineracao Taboca S.A.
CID001182	Minsur
CID001188	Mitsubishi Materials Corporation
CID001191	Mitsubishi Materials Corporation
CID001192	Mitsui Mining and Smelting Co., Ltd.
CID001193	Mitsui Mining and Smelting Co., Ltd.
CID001200	NPM Silmet AS
CID001204	Moscow Special Alloys Processing Plant
CID001220	Nadir Metal Rafineri San. Ve Tic. A.S.
CID001231	Nankang Nanshan Tin Manufactory Co., Ltd.
CID001236	Navoi Mining and Metallurgical Combinat
CID001259	Nihon Material Co., Ltd.
CID001277	Ningxia Orient Tantalum Industry Co., Ltd.
CID001305	Novosibirsk Processing Plant Ltd.
CID001314	O.M. Manufacturing (Thailand) Co., Ltd.
CID001322	Elemetal Refining, LLC
CID001325	Ohura Precious Metal Industry Co., Ltd.
CID001326	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)
CID001337	Operaciones Metalurgical S.A.
CID001352	PAMP S.A.
CID001362	Penglai Penggang Gold Industry Co., Ltd.
CID001386	Prioksky Plant of Non-Ferrous Metals
CID001393	PT Alam Lestari Kencana
CID001397	PT Aneka Tambang (Persero) Tbk
CID001399	PT Artha Cipta Langgeng
CID001402	PT Babel Inti Perkasa
CID001409	PT Bangka Kudai Tin
CID001412	PT Bangka Putra Karya
CID001416	PT Bangka Timah Utama Sejahtera
CID001419	PT Bangka Tin Industry
CID001421	PT Belitung Industri Sejahtera
CID001424	PT BilliTin Makmur Lestari
CID001428	PT Bukit Timah
CID001434	PT DS Jaya Abadi
CID001438	PT Eunindo Usaha Mandiri
CID001442	PT Fang Di MulTindo
CID001448	PT Karimun Mining
CID001453	PT Mitra Stania Prima
CID001457	PT Panca Mega Persada
CID001458	PT Prima Timah Utama
CID001460	PT Refined Bangka Tin

CID001463	PT Sariwiguna Binasentosa
CID001468	PT Stanindo Inti Perkasa
CID001471	PT Sumber Jaya Indah
CID001477	PT Timah (Persero) Tbk Kundur
CID001482	PT Timah (Persero) Tbk Mentok
CID001490	PT Tinindo Inter Nusa
CID001493	PT Tommy Utama
CID001498	PX Precinox S.A.
CID001508	QuantumClean
CID001512	Rand Refinery (Pty) Ltd.
CID001522	RFH Tantalum Smeltry Co., Ltd.
CID001534	Royal Canadian Mint
CID001539	Rui Da Hung
CID001546	Sabin Metal Corp.
CID001555	Samduck Precious Metals
CID001562	Samwon Metals Corp.
CID001573	Schone Edelmetaal B.V.
CID001585	SEMPSA Joyeria Plateria S.A.
CID001619	Shandong Tiancheng Biological Gold Industrial Co., Ltd.
CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
CID001634	Shanghai Jiangxi Metals Co., Ltd.
CID001736	Sichuan Tianze Precious Metals Co., Ltd.
CID001754	So Accurate Group, Inc.
CID001756	SOE Shyolkovsky Factory of Secondary Precious Metals
CID001758	Soft Metais Ltda.
CID001761	Solar Applied Materials Technology Corp.
CID001769	Solikamsk Magnesium Works OAO
CID001798	Sumitomo Metal Mining Co., Ltd.
CID001869	Taki Chemical Co., Ltd.
CID001875	Tanaka Kikinzoku Kogyo K.K.
CID001889	Tejing (Vietnam) Tungsten Co., Ltd.
CID001891	Telex Metals
CID001898	Thaisarco
CID001908	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
CID001909	Great Wall Precious Metals Co., Ltd. of CBPM
CID001916	The Refinery of Shandong Gold Mining Co., Ltd.
CID001938	Tokuriki Honten Co., Ltd.
CID001947	Tongling Nonferrous Metals Group Co., Ltd.
CID001955	Torecom
CID001969	Ulba Metallurgical Plant JSC
CID001977	Umicore Brasil Ltda.
CID001980	Umicore S.A. Business Unit Precious Metals Refining

CID001993	United Precious Metal Refining, Inc.
CID002003	Valcambi S.A.
CID002011	Vietnam Youngsun Tungsten Industry Co., Ltd.
CID002015	VQB Mineral and Trading Group JSC
CID002030	Western Australian Mint (T/a The Perth Mint)
CID002036	White Solder Metalurgia e Mineracao Ltda.
CID002044	Wolfram Bergbau und Hutten AG
CID002047	WOLFRAM Company CJSC
CID002082	Xiamen Tungsten Co., Ltd.
CID002095	Xinhai Rendan Shaoguan Tungsten Co., Ltd.
CID002100	Yamamoto Precious Metal Co., Ltd.
CID002129	Yokohama Metal Co., Ltd.
CID002158	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.
CID002180	Yunnan Tin Company Limited
CID002224	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
CID002232	Zhuzhou Cemented Carbide Group Co., Ltd.
CID002243	Gold Refinery of Zijin Mining Group Co., Ltd.
CID002282	Morris and Watson
CID002290	SAFINA A.S.
CID002307	Yichun Jin Yang Rare Metal Co., Ltd.
CID002312	Guangdong Jinding Gold Limited
CID002313	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.
CID002314	Umicore Precious Metals Thailand
CID002315	Ganzhou Jiangwu Ferrotungsten Co., Ltd.
CID002316	Jiangxi Yaosheng Tungsten Co., Ltd.
CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
CID002318	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
CID002319	Malipo Haiyu Tungsten Co., Ltd.
CID002320	Xiamen Tungsten (H.C.) Co., Ltd.
CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.
CID002355	Faggi Enrico S.p.A.
CID002455	CV Venus Inti Perkasa
CID002459	Geib Refining Corporation
CID002468	Magnu’s Minerais Metais e Ligas Ltda.
CID002478	PT Tirus Putra Mandiri
CID002479	PT Wahana Perkit Jaya
CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.
CID002493	Jiangxi Richsea New Materials Co., Ltd.
CID002494	Ganzhou Seadragon W & Mo Co., Ltd.
CID002500	Melt Metais e Ligas S.A.

CID002501	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch
CID002502	Asia Tungsten Products Vietnam Ltd.
CID002503	PT ATD Makmur Mandiri Jaya
CID002504	D Block Metals, LLC
CID002505	FIR Metals & Resource Ltd.
CID002506	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.
CID002507	Phoenix Metal Ltd.
CID002508	XinXing HaoRong Electronic Material Co., Ltd.
CID002509	MMTC-PAMP India Pvt., Ltd.
CID002510	Republic Metals Corporation
CID002511	KGHM Polska Miedz Spolka Akcyjna
CID002512	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.
CID002513	Chenzhou Diamond Tungsten Products Co., Ltd.
CID002515	Fidelity Printers and Refiners Ltd.
CID002516	Singway Technology Co., Ltd.
CID002517	O.M. Manufacturing Philippines, Inc.
CID002518	Dayu Jincheng Tungsten Industry Co., Ltd.
CID002530	PT Inti Stania Prima
CID002531	Ganxian Shirui New Material Co., Ltd.
CID002532	Pobedit, JSC
CID002535	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.
CID002536	Ganzhou Yatai Tungsten Co., Ltd.
CID002538	Sanher Tungsten Vietnam Co., Ltd.
CID002539	KEMET Blue Metals
CID002540	Plansee SE Liezen
CID002541	H.C. Starck Tungsten GmbH
CID002542	H.C. Starck Smelting GmbH & Co. KG
CID002543	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC
CID002544	H.C. Starck Co., Ltd.
CID002545	H.C. Starck Tantalum and Niobium GmbH
CID002546	H.C. Starck Surface Technology and Ceramic Powders GmbH
CID002547	H.C. Starck Hermsdorf GmbH
CID002548	H.C. Starck Inc.
CID002549	H.C. Starck Ltd.
CID002550	H.C. Starck Smelting GmbH & Co. KG
CID002551	Jiangwu H.C. Starck Tungsten Products Co., Ltd.
CID002556	Plansee SE Reutte
CID002557	Global Advanced Metals Boyertown
CID002558	Global Advanced Metals Aizu
CID002560	Al Etihad Gold LLC
CID002561	Emirates Gold DMCC
CID002568	KEMET Blue Powder

CID002570	CV Ayi Jaya
CID002571	Tranzact, Inc.
CID002572	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company
CID002573	Nghe Tinh Non-Ferrous Metals Joint Stock Company
CID002574	Tuyen Quang Non-Ferrous Metals Joint Stock Company
CID002578	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin
CID002579	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji
CID002580	T.C.A S.p.A
CID002582	Remondis Argentia B.V.
CID002587	Tony Goetz NV
CID002589	Niagara Refining LLC
CID002590	E.S.R. Electronics
CID002592	CV Dua Sekawan
CID002593	CV Tiga Sekawan
CID002605	Korea Zinc Co., Ltd.
CID002615	TOO Tau-Ken-Altyn
CID002647	Jiangxi Dayu Longxintai Tungsten Co., Ltd.
CID002649	Hydrometallurg, JSC
CID002696	PT Cipta Persada Mulia
CID002703	An Vinh Joint Stock Mineral Processing Company
CID002705	Avon Specialty Metals Ltd.
CID002706	Resind Industria e Comercio Ltda.
CID002707	Resind Industria e Comercio Ltda.
CID002708	Abington Reldan Metals, LLC
CID002724	Unecha Refractory metals plant
CID002757	PT O.M. Indonesia
CID002761	SAAMP
CID002773	Metallo Belgium N.V.
CID002774	Metallo Spain S.L.U.
CID002776	PT Bangka Prima Tin
CID002777	SAXONIA Edelmetalle GmbH
CID002778	WIELAND Edelmetalle GmbH
CID002779	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH
CID002815	South-East Nonferrous Metal Company Limited of Hengyang City
CID002816	PT Sukses Inti Makmur
CID002825	An Thai Minerals Co., Ltd.
CID002827	Philippine Chuangxin Industrial Co., Inc.
CID002829	PT Kijang Jaya Mandiri
CID002830	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.
CID002833	ACL Metais Eireli
CID002842	Jiangxi Tuohong New Raw Material

CID002843	Woltech Korea Co., Ltd.
CID002844	HuiChang Hill Tin Industry Co., Ltd.
CID002845	Moliren Ltd.
CID002847	Power Resources Ltd.
CID002848	Gejiu Fengming Metallurgy Chemical Plant
CID002849	Guanyang Guida Nonferrous Metal Smelting Plant
CID002850	AU Traders and Refiners
CID002851	AURA-II
CID002852	GCC Gujrat Gold Centre Pvt. Ltd.
CID002853	Sai Refinery
CID002854	Universal Precious Metals Refining Zambia
CID002857	Modeltech Sdn Bhd
CID002858	Modeltech Sdn Bhd
CID002859	Gejiu Jinye Mineral Company
CID002863	Bangalore Refinery
CID002865	Kyshtym Copper-Electrolytic Plant ZAO